SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA HOUSING & LAND DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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China Housing & Land Development, Inc.
6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
September 28, 2009
Dear Stockholder:

On behalf of the Board of Directors of China Housing & Land Development, Inc. (the “Company”), I invite you to attend our 2009 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C.

On:	October 30, 2009

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2008 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants and any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Housing & Land Development, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Laurent Luo, 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China.

Sincerely,
/s/ Pingji Lu
Pingji Lu
Chairman

China Housing & Land Development, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 28, 2009

To the Stockholders of CHINA HOUSING & LAND DEVELOPMENT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Housing & Land Development, Inc., a Nevada corporation (the “Company”), will be held on October 30, 2009, at 9:00 a.m., local time, at  6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China,  for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.
To ratify the selection by the Board of Directors of MSCM LLP, Certified Public Accountants (“MSCM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 23, 2009 are entitled to notice and to vote at the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2008 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 30, 2009:

The proxy statement and 2008 Annual Report to stockholders are available at http://www.chldinc.com/chld_en/.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card as directed either in instructions of our transfer agent, Securities Transfer Corporation (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not have to affix postage if you mail the proxy card in the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Pingji Lu
Pingji Lu
Chairman

China Housing & Land Development, Inc.
6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province 710054
People’s Republic of China

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Housing & Land Development, Inc., a Nevada corporation (the “Company,” “China Housing” or “we”), for the 2009 Annual Meeting of Shareholders (the “Meeting”). The Meeting is to be held at 9:00 a.m., local time, on October 30, 2009, and at any adjournment or adjournments thereof, at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi'an, Shaanxi Province 710054, People’s Republic of China.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is September 30, 2009.

The purposes of the Meeting are to seek stockholder approval of three proposals: (i) electing seven (7) directors to the Board of Directors of the Company (the “Board”); (ii) ratifying the appointment of the Company’s accountants for fiscal year 2009; and (iii) transacting such other business as may properly come before the Meeting or any adjournment thereof.

Who May Vote

Only shareholders of record of our common stock, $ .001 par value (the “Common Stock”), as of the close of business on September 23, 2009 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi'An, Shaanxi Province 710054, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding  31,270,679  shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by the following method:

•	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR ratification of MSCM as the Company’s independent registered public accounting firm. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Meeting. Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2008 Annual Report and Proxy Statement for the 2009 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2008 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact  Laurent Luo at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi'An, Shaanxi Province 710054, People’s Republic of China; Telephone number 011 86 29-8258-2632, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

Management and directors of the Company have an interest in matters that will be acted upon at the Annual Meeting because the directors are named as nominees for election to the Board.

Security Ownership Of Certain Beneficial Owners And Management And Related Shareholders Matters

The following table sets forth certain information, as of September 25, 2009, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name (1)	Title	Amount and nature of beneficial ownership		Percentage of Class (2)

Mr. Pingji Lu	Chairman	16,182,227		51.75%

Mr. Xiaohong Feng	Director & CEO	707,019		2.26%

Mr. Genxiang Xiao	Director & Former CAO	552,401		1.77%

Mr. Cangsang Huang	CFO	0		0.00%

Ms. Jing Lu	COO & Board Secretary	578,216		1.85%

Mr. Michael Marks	Independent Director	0		0.00%

Ms. Carolina Woo	Independent Director	0		0.00%

Mr. Suiyin Gao	Independent Director	0		0.00%

Total		18,019,863	(3)	57.63%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Xi’an Tsining Housing Development CO., Ltd., 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province, China 710054.

(2) Applicable percentage ownership is based on 31,270,679 shares of common stock outstanding as of September 25, 2009,  together with securities exercisable or convertible into shares of common stock within 60 days of September 25, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock underlying convertible securities that are currently exercisable or exercisable within 60 days of September 25, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) The total amount of shares includes 12,231,292 shares held by employees of the Company.  All voting power for such shares has been transferred to Mr. Pingji Lu by the employees who hold such shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

There are currently seven (7) directors serving on the Board. At the Meeting, seven (7) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven (7) nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all positions and offices that they hold with us, and their business experience during at least the last five years. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

Name	Age	Title (1)	Director since
Mr. Pingji Lu	58	Chairman of the Board of Directors	September 1999
Mr. Xiaohong Feng	44	Chief Executive Officer & Managing Director	January 2003
Mr. Cangsang Huang	31	CFO	Newly nominated
Mr. Michael Marks	37	Independent Director	October 2007
Mr. Albert McLelland	50	Independent Director	February 2009
Ms. Carolina Woo	69	Independent Director	October 2007
Mr. Suiyin Gao	55	Independent Director	October 2007

Background of Nominees

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Lu has served as the Chairman of the Board of Directors since he joined the company in 1999. He also served as the company’s Chief Executive Officer from 1999 until January 2009, when his CEO duties were assumed by Mr. Xiaohong Feng. Mr. Lu has more than 40 years of experience in housing development, management, and construction. After graduating from the Xi’an Army College with a major in architectural engineering, Mr. Lu served 32 years in the Chinese Army in architecture and engineering and completed his military career with the rank of Senior Colonel. Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc. Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc., until December 2005. Prior to that, Mr. Lu served as Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd., from 1998 until December 2005. He previously served as its General Manager from 1992 to 2003. He is member of the Enterprise Credit Association of Shaanxi Province.

Mr.  Xiaohong Feng, Chief Executive Officer & Managing Director

Mr. Feng was elected Chief Executive Officer in January 2009. He previously served as the company’s Chief Operating Officer from 2003 through 2008. He has been a member of the Board of Directors since he joined the company in 2003. With more than 20 years in the industry, Mr. Feng’s experience in architectural design and real estate development is leveraged as a member of the China Architecture Association, as Vice President of the Shaanxi Provincial Real Estate Association, and as Vice Director of Xi’an Decoration Association. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi'an Honghua Industry, Inc. He is a Registered Architect, and received his Master of Science degree in Architecture Science from Xi’an Architecture & Technology University.

Mr. Cangsang Huang, Chief Financial Officer

Mr. Huang most recently served as Assistant CFO of the Company, a position he had held since October 2008.  Mr. Huang worked at Cantor Fitzgerald in 2006 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. followed by Collins Stewart LLC.  He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI).  From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses.

Ms. Carolina Woo, Independent Director

Ms. Carolina Woo, is currently the owner of CW Group, a consulting firm focused in real estate development, planning and design. Ms. Woo is also a member of the Board of Trustees of the Rhode Island School of Design. Previously, Ms. Woo worked at Skidmore, Owings & Merrill LLP (SOM) beginning in 1969, and retired as a partner of the international architecture-engineering office of SOM where she served as the President of SOM International Ltd. with overall responsibility for SOM’s work in China, Hong Kong, Taiwan, and the Asia-Pacific region. Ms. Woo received her Master’s Degree from Columbia University Graduate School of Business and her Bachelor’s Degree in Architecture from the Road Island School of Design.

Mr. Michael Marks, Independent Director

Mr. Michael Marks is currently president and director of Middle Kingdom Alliance Corp., a special purpose acquisition corporation listed on Over-the-Counter Bulletin Board. Mr. Marks is also an independent director of Genesis Pharmaceuticals Enterprises, Inc. (GNPH: OTCBB) and of Yanglin Soybean, Inc. (YSYB: OTCBB).  Previously, Mr. Marks served as a managing director and principal of Sonnenblick Goldman Asia Pacific Limited, a firm that provides advisory services in real estate investments, until December 2007. Mr. Marks also previously served as a director of Horwath Asia Pacific from January 2002 to December 2005 and was chief executive officer and director at B2Gglobe (Pty) Limited from May 2001 to December 2002. Mr. Marks received both Bachelor’s and Master’s Degrees in Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997, respectively, and also received a Bachelor’s Degree in Psychology from the University of South Africa in 1998. In 1997, Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao, has over 30 years experience in human resource and management consultant area. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with Shaanxi Provincial government and focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shanxi management Member Club, one of the largest manager clubs in Shanxi province. Mr. Gao is currently an independent director of six enterprises, and also acted as senior consultant for more than twenty enterprises. Previously, Mr. Gao worked for the government since 1973. In 1998, Mr. Gao received his degree in Master of Business Administration from Northwest University in China.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland began serving as an independent director in February 2009. He also serves as the Chairman of the Board's Audit Committee. Mr. McLelland has been Senior Managing Director of AmPac Strategic Capital LLC since 2003. He is also a founder and Managing Director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the day to day cross-border transactions practice of PricewaterhouseCoopers’ Financial Advisory Services. Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in Public Finance at Shearson Lehman. He holds an M.B.A. degree from the University of Chicago and a Master of International Affairs degree from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. Since September 2008, Mr. McLelland has served as an independent director and Chairman of the audit committee of the Board of Directors for China Fire & Security Group, Inc. On March 9, 2009, Mr. McLelland became an independent director and Chairman of the audit committee of the Board of Directors for Yanglin Soybean, Inc.

(1)
In early January 2009, executives in the Company changed positions. Mr. Pingji Lu continued as Chairman of the Board of Directors and his CEO responsibilities were assumed by Mr. Xiaohong Feng, who was previously Chief Operating Officer. Ms. Jing Lu, previously Vice President, was elected Chief Operating Officer.

Background of Executive Officers Who Are Not Nominees

Ms. Jing Lu, Chief Operating Officer, Board Secretary

Ms. Lu, age 29, was elected to her current position on January 12, 2009. She previously served as Vice President of the company from 2004 through 2008. Ms. Lu continues to serve as Board Secretary, which she has done since 2004, and is the company's primary spokesperson with investors and securities analysts. She received her Master’s degree from King's College in London in September 2004. Ms. Lu is the daughter of Mr. Pingji Lu.

Mr. Gen’Xiang Xiao, a Director, who resigned as Chief Administrative Officer in January 2009, will not stand for re-election as a Director of the Company during the 2009 Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

China Housing’s current corporate governance practices and policies are designed to promote stockholder value, and China Housing is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Board Composition and Committees

The following table sets forth all our independent directors of the Board of Directors and their positions at the Compensation, Nominating and Audit Committees:

Independent Directors	Title	Service in committee

Mr. Michael Marks	Independent Director	Chairman of Compensation Committee; Member of Audit Committee

Ms. Carolina Woo	Independent Director	Member of Audit Committee; Member of Nominating and Governance Committee

Mr. Albert McLelland	Independent Director	Chairman of Audit Committee; Member of Compensation Committee

Mr. Suiyin Gao	Independent Director	Chairman of Nominating and Governance Committee; Member of Compensation Committee

 Code of Ethics

On November 8, 2007, the Company’s Board of Directors adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of this Code of Ethics is available on the Company’s website, www.chldinc.com, in the section entitled officers & directors, which can be found on our home page.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The primary objective of our executive compensation program is to attract and retain an excellent management team that has key attributes such as business acumen, industry experience, personal integrity, the ability to recognize and make the most of the talent within the Company, and is motivated to work as a team and achieve results. A further objective of our compensation program is to provide incentives and reward each member of the management team for their contribution. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.

The key elements of compensation for the executive officers are a base salary and a bonus paid in cash and/or incentive stock award in shares of the Company’s common stock. We have no policies for allocating between cash and non-cash compensation.  The Company’s bonus has been paid mostly in cash because it is easier to measure the value of cash than stock for bonus payment. Whether the bonus can be issued in stock is discretionary with the Compensation Committee. Other than the stocks issued under the 2007 Stock Incentive Plan, we have not issued any stock bonus.

Our compensation program is designed to reward performance. The base salary is paid to provide for basic living expenses and bonuses are paid to reward performance. The amount of the payment has been determined based on work performance, importance of position and individual credentials. The guidance for the executive officers’ performance evaluation and performance assessment has been set forth in the Company’s Guidelines for Performance Evaluation and Performance Assessment Rule (the “Guidelines”). The Guidelines were established by the HR and the Compensation Committee from the beginning of the Company and has been revised and updated annually. Our compensation elements are a business decision under the purview of the Compensation Committee which evaluates the effectiveness of such elements on an annual basis, and are set forth in the Guidelines.

Based on the Guidelines, the general principle for executive compensation is that annual compensation equals (monthly base salary + monthly bonus) * 12 + annual bonus. Annual compensation is a fixed amount determined by the Compensation Committee at the beginning of the year based on the business operation condition, market and individual positions and capabilities. Every month, each individual is paid a certain amount of base and monthly bonus, which, for 12 months, constitutes 40-60% of the total annual compensation (the percentage is determined by the amount of annual compensation; the smaller the amount is, the bigger the percentage will be allocated). The rest of the compensation, based on the performance evaluation at year end, will be paid to executive officers all at once.

The monthly base salary is the minimum amount of salary permitted by the Chinese labor and employment law.  Because the Compensation Committee understands that it is not sufficient to cover the basic life expenses of the executive officers and keep them motivated, the monthly bonus is paid to complement the base salary. However, the ability to keep the monthly bonus depends on whether the executive officers can meet their monthly performance targets.  If the required performance targets have not been accomplished, the monthly bonus already paid to the executive officers will be recouped to the Company. As a result, the so-called “monthly bonus” is in fact a contingent part of salary which can be taken away by the Company at year end. The annual bonus is the bonus we pay for those who meet their annual performance targets.  It is unrelated to the monthly bonus and once awarded, cannot be taken away. The salary, plus the bonus at year end, may exceed the annual compensation fixed at the beginning of the year if certain performance targets significant to the Company have been accomplished pursuant to the principles of the Guidelines.

However, we are a relatively small company compared to many listed companies with limited resources and management manpower to engage in very sophisticated and complicated executive compensation calculation system. We have to spend our limited management resources on running our business operations rather than trying to achieve a sophisticated compensation system and depend on the business judgment of compensation committee to make business judgment calls on the overall policies and treatment of executive compensation issues. We engaged an independent compensation advisor in September 1999 but had to terminate the engagement due to cost considerations in October 2007. Before the termination, no substantive service was provided for many years due to non-performance of certain services to be provided by the consultant.

Our Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation for our executive officers. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee. Typically, our human resource department recommends to the Compensation Committee of the Board of Directors compensation package proposals based on prevailing compensation standards in our industry, which in turn reviews and approves such proposals. Our Compensation Committee may consult with the executive officers to form consensus on such packages. Our executive officers may discuss any disagreements and needed amendment to such proposals with our Compensation Committee before such proposals are finalized and approved by the Compensation Committee and finally by the entire board. It is a transparent process initiated by the human resource department that makes such recommendation directly to the Compensation Committee. The Compensation Committee does not delegate any of its functions to others in setting compensation. Our Compensation Committee does not include any executive officers.

In measuring our executive officers’ contributions, the Compensation Committee considers numerous factors including our growth, strategic business relationships and financial performance. The Compensation Committee takes the following actions in determining the compensation of our executive officers:

•
Reviewing the peer group to help decide Company performance and executive officer compensation. In this case we typically refer to our competitors in our market such as Xian Hi-Tech Industrial District Real Estate Development Co. Ltd, Xian Yahe Real Estate Development Co. Ltd, Xian Yanta District Rural & Urban Construction Development Company to compare and use as reference. We do not engage in benchmarking compensation against other companies.

•	Reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance,

•	Reviews tally sheets of total compensation and benefits for each executive officer to ensure the Committee understands all aspects of each executive officer’s total compensation,

•	Approves incentive plans’ performance targets, which are linked to Company performance,

•	Ensure that total compensation paid to the Chief Executive Officer and the other executive officers is appropriate based on the Company’s performance relative to that of the peer group, and

•
Approves base salary adjustments and also approves annual award payouts for each year based on actual performance achieved relative to the pre-established performance targets and evaluation of individual performance.

        We have no individual agreements, arrangements or other programs in which additional compensation is paid upon entering into or completing a change-in-control of the Company, nor is additional compensation or severance payable in the event of termination of employment following a change-in-control of the Company beyond amounts otherwise payable upon termination of employment.

        The Company has entered into employment agreements and severance compensation arrangements with some of the named executive officers. Based on research on the peer group and general industry conducted by the consultant and the Committee’s own experience, the Company believes that pre-established severance arrangements provide assurances of fair treatment to the executives and help retain key executives for the benefit of the Company. Such agreements support the development of an experienced management team and are competitive with practices among the peer group.

        The Committee has developed the following guidelines for the Company to limit compensation in severance agreements:

•	Employment and severance agreements are used only for a limited group of executives.

•
Termination of employment for cause should result in the forfeiture of all unpaid compensation, all unpaid cash or stock incentive compensation, and the Company may consider forfeiture of certain benefits that are not protected by federal or state law.

•
Death or disability should normally result in payment of compensation earned through that date, plus cash and stock compensation and other employee benefits under the terms and conditions of those plans.

•
Voluntary termination of employment or retirement should normally result in payment of compensation earned through that date, plus other vested employee benefits under the terms of the applicable plans and, in the case of retirement, accrued bonus and stock compensation under the terms of the applicable plans.

•
For involuntary termination of employment without cause, the value of cash severance arrangements should be limited to compensation normally payable through the end of the employment agreement, but generally not less than one year’s base salary and target bonus. Stock compensation should follow the vesting rules set by the Committee in the stock grant’s terms and conditions, although the Committee varies from this practice depending on the facts and circumstances. Employee benefits remain payable under the terms and conditions of the benefit plans.

The awards of restricted shares of common stock under the Stock Incentive Plan 2007-2008 are immediately vested upon issuance due to the fact that they were issued retrospectively post the achievement of performance goals in 2007.  Currently, we have agreed to issue a total of 72,222 shares of the Company’s common stock to our former Chief Financial Officer, William Xin, of which 33,333 shares, as part of his 2008 compensation, have been issued and have vested, 22,222 shares, as part of his 2009 compensation from January 1, 2009 to September 1, 2009, will vest on September 1, 2009 and 16,667 shares, issued as a part of Mr. Xin’s severance package, will vest on December 31, 2009.  Other than the shares we issued to Mr. Xin, which are a part of his compensation and severance packages, we have not issued any compensation shares subject to vesting.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid in respect of our Chief Executive Officer, Chief Financial Officer and all other executive officers for services rendered during the preceding two fiscal years. The compensation comprises base salary and bonus.

			Bonus (2)
Name and Principal Position	Year	Base Salary ($) (1)	Monthly Bonus Cash ($)	Annual Bonus Cash ($)	Stock Awards ($) (3)	Option Awards ($)	Total ($)
Pingji Lu (4)	2008	3,868	30,066	0	N/A	N/A	33,934
Chairman	2007	2,174	5,540	11,571	1,641,626	N/A	1,660,911

Genxiang Xiao*	2008	3,516	16,670	0	N/A	N/A	20,186
Managing Director	2007	2,174	3,182	6,547	348,730	N/A	360,633

Xiaohong Feng	2008	3,516	21,928	0	N/A	N/A	25,444
CEO & Managing Director	2007	2,174	6,295	10,352	427,006	N/A	445,827

Yulong Wan	2008	N/A	N/A	N/A	N/A	N/A	N/A
Former CFO (Jan to Apr 2007)	2007	1,777	0	0	73,815	N/A	75,592

Zhiyong Shi	2008	3,516	12,756	0	N/A	N/A	16,272
Chief Legal Counsel &	2007	725	16	741	N/A	N/A	1,482
Managing Director (Jan to Apr 2007)

William Xin (5) **	2008	36,000	0	0	43,000	N/A	79,000
Former CFO	2007	N/A	N/A	N/A	N/A	N/A	N/A

Jing Lu	2008	2,813	8,626	0	N/A	N/A	11,439
Chief Operating Officer &	2007	6,957	696	6,261	312,082	N/A	325,996
Board Secretary

* Mr. Genxiang Xiao served as our Chief Administrative Officer from September 1999 to January 2009.
** Mr. Xin served as our Chief Financial Officer from January 2008 to June 2009.

1.
The Company pays salaries in RMB to all executive officers every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2008 and 2007. They were 0.1465 and 0.1449, respectively. The stock awards were valued based on the closing price of our common stock on the NASDAQ on July 2, 2008.

2.
The Company’s bonus has been mostly in cash. Whether the bonus can be issued in stock is discretionary with the Compensation Committee. Other than the stocks issued under the 2007 Stock Incentive Plan, we have not issued any stock bonus. The dollar value of stock is based on the stock price of $3.99 per share, the closing price of our common stock on the NASDAQ on July 2, 2008. Based on the Guidelines, the general principle for the executive compensation is that annual compensation equals to (monthly base salary + monthly bonus) * 12 + annual bonus. Annual compensation is a fixed amount determined by the Compensation Committee at the beginning of the year based on the business operation condition, market and individual positions and capabilities. Every month, each individual is paid a certain amount of base and monthly bonus, which, for 12 months, constitutes 40-60% of the total annual compensation (the percentage is determined by the amount of annual compensation; the smaller the amount is, the bigger the percentage will be allocated). The rest of the compensation, based on the performance evaluation at year end, will be paid to executive officers all at once, independent of whether the executive officers can meet their monthly performance targets.  The annual bonus is the bonus paid to those who meet their annual performance targets.  It is unrelated to the monthly bonus.

3.
The stock awards column shows all stocks paid to our executives, which includes the stocks paid in 2008 for their 2007 performance and the bonus shares of the common stock mortgaged for the make-good provision payment pursuant to the Share Purchase Agreement in connection with the private placement on May 9, 2007. The stock awards amount is based on the stock price of $3.99 per share, the closing price of our common stock on the NASDAQ on July 2, 2008.

4.
On June 1st, 2008, the Compensation Committee has approved a proposal to increase Chairman Lu’s total annual compensation, including year end bonus, to $200,000 USD. The Company accrued $100,000 for half of fiscal 2008. But the amount was never distributed and therefore not included in the compensation table above.

5.
William Xin’s compensation package includes base salary and a total of 100,000 shares of the Company’s common stock which will be vested equally over the three year employment period by 33.33% each year and are not based on the performance evaluation at the year end. For 2008, the stock amount he received as part of his compensation is based on the stock price of $1.29, the closing price of our common stock on the NASDAQ on December 31, 2008.   See Note 16 of the Consolidated Financial Statements as of December 31, 2008 for additional discussion on SFAS 123R valuation methodology.

On June 3, 2009, the Company entered into a settlement agreement and general release (the “Settlement Agreement”) with William Xin, the Company’s former Chief Financial Officer. Pursuant to the Settlement Agreement, the Company paid Mr. Xin US$18,000, which represented six months of his base salary, less applicable payroll deductions. In addition, the Company will pay Mr. Xin US$82,000, upon, based on the Company’s sole discretion, the satisfactory performance of the Settlement Agreement within 30 days after September 1, 2009. Mr. Xin provided the Company and its affiliates with a general release of claims and covenants not to sue. Mr. Xin did not have any disagreements with the Company prior to his termination from the Chief Financial Officer position. In addition, vesting of the Company’s stock granted by the Company to Mr. Xin shall cease as of September 1, 2009 and the Company shall grant to Mr. Xin 16,667 shares of the Company’s stock (the “Severance Shares”) and such Severance Shares shall become fully vested on December 31, 2009.

COMPENSATION OF NAMED EXECUTIVES

On June 1, 2008, the Company entered into a one-year employment agreement with Pingji Lu as President and Chief Executive Officer. The total annual compensation for Mr. Lu under this agreement is US$200,000. The agreement provides for a monthly base salary of RMB 2,200 (or USD$301, determined based on the minimum base salary requirements by the Employment Law of the PRC), and a monthly bonus of RMB 22,000 (or USD$3,010), which for 12 months, constitutes 20% to 40% of the annual compensation based on the Guidelines. The performance or bonus payment is given pursuant to the Guidelines in accordance with relevant laws. The Company has the right to adjust Mr. Lu’s salary according to his production operations, alteration of his post and distribution methods for labor remuneration established under the law. Mr. Lu is entitled to pension insurance, unemployment insurance, medical insurance, overall-planned medical care for serious illnesses, housing fund and other social insurance of the Company pursuant to relevant regulations of the province and Xi’an city. In the event the Company terminates Mr. Lu’s employment in violation of the agreement, the Company shall be required to pay Mr. Lu, in addition to paying the salaries for the remaining months of the term in full, economic compensation equal to 25% of the corresponding salaries. The Company has set up both monthly and annual personal performance target for Mr. Pingji Lu. The monthly bonus is measured in accordance with his contribution to the Company and reviewed and is subject to adjustment in his total annual compensation by the Compensation Committee periodically.  Since targets for 2008 were not achieved, however, the annual compensation increase for Chairman Lu was not distributed.

In 2008, Mr. Lu was paid 60,000 shares at a value of $239,400 as his 2007 performance bonus based on the Compensation Committee’s decision in view of the audited financial statements of 2007.

Our HR department measured Mr. Lu’s performance scores in accordance with his annual targets agreement. Mr. Lu signed his annual targets agreement with the Company at the beginning of 2007. At the beginning of 2008, the HR department reviewed the targets agreement to measure how many targets had been met by Mr. Lu and then set his targets score accordingly. The result was then sent to our compensation committee to get approval.

On January 2, 2008 the Company entered into a three-year employment agreement with William Xin as Chief Financial Officer. The agreement provides for an annualized base salary to Mr. Xin of $36,000 before tax. The base salary will be reviewed annually by the Board of Directors of the Company, provided, however, that the base salary shall not be decreased below the amount set forth in the first year. During Mr. Xin’s term of three year, a total of 100,000 shares of the Company’s common stock should be granted to him. All of the shares of common stock shall be vested equally over the three year employment period by 33.33% each year with pro rata vesting if it is less than a full year. On June 3, 2009, however, the Company entered into a settlement agreement and general release (the “Settlement Agreement”) with Mr. Xin. Pursuant to the Settlement Agreement, the Company paid Mr. Xin US$18,000, which represented six months of his base salary, less applicable payroll deductions. In addition, the Company will pay Mr. Xin US$82,000, upon, based on the Company’s sole discretion, the satisfactory performance of this Settlement Agreement within 30 days after September 1, 2009. Mr. Xin provided the Company and its affiliates with a general release of claims and covenant not to sue. Mr. Xin did not have any disagreements with the Company prior to his termination from the Chief Financial Officer position. In addition, vesting of the Company’s stock granted by the Company to Mr. Xin shall cease as of September 1, 2009 and the Company shall grant to Mr. Xin 16,667 shares of the Company’s stock (the “Severance Shares”) and such Severance Shares shall become fully vested on December 31, 2009.

On January 12, 2009, Mr. Xiaohong Feng was appointed as the new Chief Executive Officer of the Company. Mr. Feng's employment agreement is still in negotiation and the Company will file a Form 8-K to disclose the agreement as soon as it is approved by the Compensation Committee.

DIRECTOR COMPENSATION

The table below sets forth the salary our independent director received for the services performed in the last completed fiscal year. Our directors’ salary comprises of both cash and stock. For 2008, the stock value is based on the stock price of $1.29, the closing price at December 31, 2008. The cash salary is paid to all directors in USD every quarter.

		Salary
Name and Principal Position	Year	Cash ($)	Stock ($)	Total
Carolina Woo	2008	$20,000	9,675	29,675
Independent director of the Board

Edward Meng (1)	2008	$23,333	4,838	28,171
Independent director of the Board

Michael Marks	2008	$15,000	6,450	21,450
Independent director of the Board

Suiyin Gao	2008	$15,000	6,450	21,450
Independent director of the Board

(1)	Edward Meng resigned as independent director on October 10, 2008.

THE STOCK INCENTIVE PLAN

The Board of Directors (the “Board”) has adopted the 2007 Stock Incentive Plan (the “Plan”). Since the adoption of the our incentive plan of 2007, we just paid out the first round of incentive compensation based on restricted common shares of the company, which was disclosed on Form 8K dated July 14, 2008. The restricted shares were paid in 2008 in consideration of the performance of the employees in 2007 and were vested immediately upon payment. No other payment was made under the Plan.

The purpose of the Plan is to increase our ability to attract and retain talented employees, officers, consultants and directors and thereby enhance our growth and profitability. The Plan provides for the grant of awards of restricted stock to those of our employees, officers, consultants and directors as may be designated by the Board or the committee appointed by the Board. Awards of restricted stock are rights to receive shares of common stock which are subject to a substantial risk of forfeiture and restrictions on transferability.

The following is a summary of the principal features of the Plan.

ADMINISTRATION OF THE PLAN

        The Board or a committee appointed by the Board shall administer the Plan. The committee shall consist of such number of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) as may be required and each such non-employee director shall satisfy such requirements as may be necessary to qualify for exemptions under Rule 16b-3. To the extent required for compensation realized from the restricted stock issued under the Plan to be deductible by us or any of our subsidiaries pursuant to Section 162(m) of the Code, the members of such committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m) of the Code. Subject to the express provisions of the Plan, the Board or the committee has the complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board or the committee has the authority to determine, among other things, the persons to whom awards of restricted stock will be granted, the number of shares to be granted, and the terms and conditions of each award, including the period during which an award will be subject to restrictions. In addition, the committee shall determine whether any such grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

PERFORMANCE GOALS

        Other than the granting of the restricted shares in 2008 for performance goals already achieved in 2007, normally the vesting of the Restricted Shares will occur over a year period of time (the “Performance Period”). Within ninety (90) days after the beginning of each period of service to which the performance goal relates during the Performance Period, the Committee will establish a performance goal for such calendar year based upon the Company’s annual net profits as set forth in the Plan’s implementation rules (each such goal is hereinafter referred to as the “Performance Measure” for the applicable year of the Performance Period). For the fiscal year of 2007, the Performance Measure is an annual net profit no less than $16.3 million. If the Performance Measure for an applicable year of the Performance Period is attained, and if the grantee remains in the continuous employ or service of the Company or any of its Subsidiaries through December 31 of the applicable year of the Performance Period, then 100 percent of the restricted shares will vest as of the date the Committee determines that the Performance Measure has been attained. If the relevant performance goal is not obtained, the issuance of the award shares will be postponed until the next year. The restricted shares will not be awarded for years in which the performance goals are not met.

        If the relevant performance measures are restated or adjusted in a way that would reduce the size of the award, the relevant reduced portion of the awards will not be vested and will be cancelled.

SHARES AVAILABLE

        The maximum aggregate number of shares of common stock that may be issued pursuant to awards of restricted stock under the Plan is 1,000,000 shares. No awards of restricted stock can be granted under the Plan after the earlier of the date that is ten (10) years after the date on which the Plan is adopted by the Board or approved by our stockholders. Shares underlying awards that expire or are forfeited will again be available for the grant of additional awards within the limits provided in the Plan. Appropriate adjustments will be made to the shares subject to outstanding awards in the event of any reorganization, recapitalization, share split or other change in out capital structure to account for the changed circumstances. Shares granted to satisfy awards under the Plan may be authorized and unissued shares, or shares held in our treasury.

RESTRICTED STOCK AWARDS

        Under the terms of the Plan, an award will be made in the form of restricted stock. All shares of restricted stock are subject to the following restrictions: (i) except as provided below, all restricted stock will be forfeited to us unless the recipient of the restricted stock remains in our employ or service during the restriction period established by the Board or committee; and (ii) during such restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the shares of restricted stock. Certificates representing restricted stock granted under the Plan will be held by us in escrow until the restrictions lapse and the shares vest. Upon the grant of restricted stock, the recipient will have the rights of a stockholder with respect to such restricted stock, including the right to vote the restricted stock and, unless otherwise determined by the Board or the committee, the right to receive all dividends and other distributions paid or made with respect to the restricted stock.

        Generally, unless the Board or committee determines otherwise, upon a participant’s termination of employment for any reason other than death, disability or retirement, restricted stock that has not vested is immediately forfeited to us.

        The Board or committee may at any time, and from time to time, modify or amend the plan, except that unless approved by the stockholders: (i) the maximum number of shares of restricted stock which may be issued under the Plan may not be increased (except in the event of a stock split or other adjustment described above); or (ii) the requirements as to eligibility for participation in the Plan may not be modified.

SECTION 162(m) PROVISIONS

        Awards to any participant whom the committee determines to be a “covered employee” under Section 162(m) of the Code may be subject to restrictions, including the establishment of performance goals, as necessary for the award to meet the requirements for performance-based compensation under Section 162(m). The committee shall establish performance goals in the case of an award of restricted stock intended to qualify for the performance-based compensation exception of Section 162(m) of the Code within the time period and in accordance with the requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

TRANSFERABILITY

        Awards under the Plan generally are not transferable other than by will or by the laws of descent and distribution, and, during the lifetime of the participant, only the participant or his or her duly appointed guardian or personal representative may sell the shares.

GRANTS OF RESTRICTED STOCK AWARDS

        When we issued restricted shares , we followed the below formula:

Q = S ÷ C A × C × J

        The application of the above formula intends to determine how much incentive common stock shares each eligible executive officer should be issued, if any, in any given year based on the coefficient representing this performance target vis-à-vis the total pool of eligible executive officers.

Q stands for the amount of restricted shares that one should enjoy in current year;

S means the total planned issuing amount of restricted shares by the Company in current year;

CA refers to the Sum of Individual Allotment Coefficient among the qualified incentive candidates in current year;

C is Individual Allotment Coefficient for incentive candidates;

J means the percentage of individual performance assessment scores in current year.

Places after the decimal point in the calculated result should be eliminated. The total number of restricted stock shares issued in 2008 (“S”) is 750,000, the Sum of Individual Allotment Coefficient among the qualified incentive candidates in 2007 (“CA”) is 16.8, and the percentages of individual performance assessment scores in 2007 (“J”) are the following:

Pingji Lu	105%

Xiaohong Feng	107%

Genxiang Xiao	92.5%

Jing Lu	100%

Lei Feng	96%

Yulong Wan	100%

Fang Nie	100%

Jun Yang	100%

We use Mr. Pingji Lu’s bonus shares received under this Plan to illustrate how the formula works. Mr. Lu received 60,000 shares of restricted stock awards in July 2008.

60,000 = (750,000- 510,000)/16. 8 x 4 x 105%

Q = 60,000;

S = 750,000-510,000 “Bonus Shares” deducts “Bonus Shares of the Common Stock Mortgaged for Make-Good Provision Payment of the Share Purchase Agreement;"(1)

CA = 16.8;

C = 4% (2);

J = 105%. (3)

 (1)     According to Section 4.19 Make-Good Obligation of the Share Purchase Agreement in connection with the private placement on May 9, 2007 (the “Share Purchase Agreement”), in the event that the after-tax net income of the Company during fiscal year 2007 is less than US$16,300,000.00, as reported in the Company’s audited financial statements for fiscal year 2007, the Company shall pay the purchasers 510,000 management-held shares, held in Make-Good Escrow as set forth in Section 4.20 of the Share Purchase Agreement to be distributed to the purchasers pro rata in accordance with their respective investment amounts. In the event that the after-tax net income of the Company during fiscal year 2008 is less than US$35,800,000.00, as reported in the Company’s audited financial statements for fiscal year 2008, the Company shall pay the purchasers either (i) 510,000 management-held Shares, if the after-tax net income of the Company during fiscal year 2007 was equal to or greater than US$16,300,000.00, to be distributed pro rata in accordance with each purchaser’s respective investment amounts, or (ii) 510,000 newly issued shares of common stock by the Company, if the after-tax net income of the Company during fiscal year 2007 was less than US$16,300,000.00, as reported in the Company’s audited financial statements for fiscal year 2007, and the 510,000 management-held shares have already been distributed to the purchasers in accordance with this Section 4.19, to be distributed pro rata in accordance with each purchaser’s respective investment amount. The costs associated with the make-good guarantee shall not be included as a cost towards the determination of the after-tax net income for each year.

Considering the risks and sacrifice the management has taken to give their personal shares to the purchasers to get the financing the Company needed, the Compensation Committee has reviewed and approved the proposal of rewarding the same amount of shares to the executive officers for those they gave to the investors, only if the Company reached the after-tax net income targets according to the make-good obligation of Section 4.19 of the Share Purchase Agreement.

According to the Company’s 2007 and 2008 audited annual report, the after-tax net income of the Company during fiscal year 2007 and 2008 was $16.7 million and $9.6 million, respectively. Thus, The Company met the general performance goal for fiscal year 2007 under the make-good obligation of the Share Purchase Agreement in connection with the private placement on May 9, 2007 and did not meet the general performance goal for fiscal year 2008.

For fiscal year 2007, as the Company met the general performance goal, no management-held shares (shares mortgaged for the make-good provision payment) were distributed to private placement purchasers. And according to Compensation Committee’s resolution, 510,000 newly issued shares were awarded to executive officers as bonus shares.

For fiscal year 2008, the Company failed to meet the general performance goal. Therefore, 510,000 management-held shares (shares mortgaged for the make-good provision payment) will be distributed to private placement purchasers and no newly issued shares from the Company will be awarded to executive officers. As of September 25, 2009, the Company has completed the distribution of 510,000 management-held shares to private placement purchasers.

The following table sets forth the number of shares mortgaged for the make-good provision payment, which is the same number of “Bonus Shares of the Common Stock Mortgaged for Make-Good Provision Payment” the executive officers received.

Management mortgage shares:

Name	Title	Mortgaged Shares

Mr.Pingji Lu	Chairman	351,435
Mr. Xiaohong Feng	CEO	61,162
Mr. Genxiang Xiao	Former CAO	47,758
Ms. Jing Lu	COO & Board Secretary	49,645
Total		510,000

(2)     The portion of performance-based compensation in our total compensation varies based on different job titles and contribution to the Company. In the formula which we followed when deciding the amount of restricted shares for each person (i.e. Q = S ÷ C A × C × J), Individual Allotment Coefficients are set forth as the following:

1)	Chairman/CEO: 4
2)	Managing Director, General Manager in subsidiary companies: 3
3)	Assistant CFO, Board Secretary, General Manager in Secondary subsidiary companies: 2
4)	Manager of Investment and Development Department: 1
5)	Key Technicians: 0.3

The Individual Allotment Coefficients are determined by the Company’s HR department based on such factors as the importance of the position, the responsibilities and risks each tile involves, on a scale from 0.3 (the lowest) to 4 (the highest). HR then submitted the proposal of the Individual Allotment Coefficient to the Compensation Committee and got the approval.

 (3)     Our percentages of individual performance assessment scores are decided by the HR and set forth in the Guidelines. The percentage of each performance target is determined by the relative importance of the target. For example, for the most important target of the Company, the Sales, it has a percentage of 15% of total score. For the next important target of the Company, the Net Asset Return, it has a percentage of 13%. Shareholder Returns, Capital Returns each takes up 10% of the total score and Gross Margin has a percentage of 2%. The above five items take up 50% of the whole performance assessment scores. The rest of the scores are allocated to relatively minor items such as customer satisfaction, operation objectives, self-training and development. Based on the percentages of the performance score as set forth in the Guideline, Mr. Lu’s percentage is 105%, which is determined by the HR in accordance with the performance target agreement signed with Mr. Lu and after reviewing the actual number of targets accomplished. According to the performance target agreement which was entered into in compliance with the Guidelines, the accomplishment of certain important targets will have added percentage. For example, 5 percent can be added to the original 15% if the net profit of the Company exceeded certain amount.

We are not disclosing specific performance targets other than those already disclosed since they are all project-related and the disclosure of which will cause substantial competitive harm to the Company. Unlike producers of commodity products and related manufacturing operations, our target components are related to unique new land acquisition opportunities and particular land parcels’ development which are extremely sensitive and proprietary in real estate markets. They relate to confidential land or property acquisition opportunities. Such disclosures would provide our competitors with confidential business information to take advantage of such disclosed information to compete against or harm our operations to the irreparable detriment to our business and the interest of our shareholders.

If the Company were forced to disclose more detailed various components of the performance targets, it would compel the company to provide through such disclosure detailed confidential information on specific real estate development projects which are set each year by the management, human resources department and the compensation committee of the Company. Such targets are inspirational in nature and relate to the expected sustainable costs of acquisitions (bottom-line negotiation positions), planned sale price per unit and the targeted land acquisition locations and expected value and profit to be realized on those specific parcels, some of which have been acquired but under negotiation with various parties for sale, co-development or otherwise, others are confidential land acquisition or development targets unknown to our competitors or others. For example, if we were to disclose the locations and expected land acquisition strategies prematurely, our competitors would be given open opportunities to either interfere in the negotiations, usurp the development opportunities or simply damage our position by forcing up the acquisition costs for us. Large real estate development projects are extremely market sensitive as to the timing and the location, disclosure of such information would give our business secrets away and allow our competitors to take actions to undercut our business operation or even create situations in which we would be either crowded out the market or cornered in our strategy to the detriment of our and our shareholders’ interests.

In addition, if the Company were forced to provide detailed target components, the Company would be in essence providing very detailed market guidance without any reasonable support that it would be met as such targets are by nature inspirational for the executives.

The general performance target provided for 2007 relating to the restrictive stock grant may be disclosed at the sole discretion of the Company when it no longer indicates or contains confidential information.  The Company does not intend to prematurely disclose such data as a matter of policy to avoid giving guidance and incur the obligation to constantly update on progress or failure of specific bidding positions or development status on sensitive projects.

Such specific targets are difficult to achieve and depend on many factors that may or may not within the control of the management, such as market conditions, competitors’ positions and moves in the market as well as funding availability and costs.

The table below sets forth the number of restricted stock shares our executive officers and directors have received in 2008 under our 2007 Stock Incentive Plan. The dollar value is based on the stock price of $3.99 per share, the closing price of the common stock at July 2, 2008.

Shares received in 2008 under the 2007 Stock Incentive Plan

Name and Position	Maximum Dollar Value ($)	Maximum Number of Units
Lu Pingji	1,641,626	411,435 shares
Chairman

Feng Xiaohong	427,006	107,019 shares
Chief Executive Officer and Director

Xiao Genxiang	348,730	87,401 shares
Former Chief Administrative Officer and Director

Lu Jing	312,082	78,216 shares
Chief Operating Officer and Board Secretary

All executive officers as a group	2,729,444	684,071 shares

Non-Executive Director Group	N/A	0 shares

Non-Executive Officer Employee Group	N/A	144,145 shares

The table below sets forth information concerning all the performance-based compensation made to our executive officers in 2008 for their 2007 performance.

Name	Title	Performance Score	Bonus Shares of the Common Stock Mortgaged for Make-Good Provision Payment of the Stock Purchase Agreement	Bonus Shares of the Common Stock for Performance	Total Number of Bonus Shares

Pingji Lu	Chairman	105%	351,435	60,000	411,435

Xiaohong Feng	CEO	107%	61,162	45,857	107,019

Gengxiang Xiao	CAO	92.5%	47,758	39,643	87,401

Jing Lu	COO & Board Secretary	100%	49,645	28,571	78,216

Lei Feng	Former Assistant CFO	96%	0	27,429	27,429

Yulong Wan	Former CFO	100%	0	18,500	18,500

Fang Nie	Finance Supervisor	100%	0	15,000	15,000

Jun Yang	Finance Supervisor	100%	0	5,000	5,000

The table below sets forth our outstanding equity awards at September 25, 2009.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 25, 2009

	Stock Awards
Name	Number of Shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
William Xin	38,889	120,556	0	0

Currently, we have agreed to issue a total of 72,222 shares of the Company’s common stock to our former Chief Financial Officer, William Xin, of which 33,333 shares, as part of his 2008 compensation, have been issued and have vested, 22,222 shares, as part of his 2009 compensation from January 1, 2009 to September 1, 2009, will vest on September 1, 2009 and 16,667 shares, issued as a part of Mr. Xin’s severance package, will vest on December 31, 2009.  The market value of the shares is based on our common stock price at June 2, 2009, the date on which Mr. Xin and the Company entered into the Settlement Agreement. Other than the shares we issued to Mr. Xin, which are a part of his compensation and severance packages, we have not issued any compensation shares subject to vesting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any member of our compensation committee who is, or was an officer or employee, or had any relationship with the Company requiring disclosure under Item 404 of Rule S-K. We also do not have any executive officer who served as a member of the compensation committee of another entity or a director of another entity, whose executive officers served on our compensation committee or served as a director of our board.

Limitation of Liability and Indemnification of Officers and Directors

The Nevada General Corporation Law provides that corporations may include a provision in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our articles of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our articles of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

(a)  Articles of Incorporation. Our Articles of Incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b)  Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers, directors and persons who own more than 10 percent of our common stock to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and over 10 percent stockholders are also required by SEC rules to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2008, all executive officers, directors and over 10 percent stockholders filed on a timely basis all reports required to be filed by them under Section 16(a) with respect to our common stock,

Certain Relationships And Related Transactions and Director Independence

We have four directors that are independent under the independence standards of S-K Item 407(a)(1). They are: Mr. Michael Marks, Mr. Albert McLelland, Mr. Suiyin Gao, and Ms. Carolina Woo.

The Company has borrowed money from certain employees to fund the Company's construction projects. The loans bear interest ranging between 7% to 12% and the principal matures within one to three years. As of December 31, 2008, loan from employees amounted to $1,517,039. The following table sets forth the largest aggregate amount of principal outstanding during fiscal year 2007 and 2008:

	Fiscal year 2007		Fiscal year 2008
Item	RMB	USD	RMB	USD

The largest aggregate amount of principal outstanding	19,909,569	2,729,602	12,770,236	1,880,769

Principal paid	5,963,716	784,101	2,645,236	389,584

Interest Paid	768,786	101,079	215,350	31,716
Total Amount of Loans Outstanding	17,424,230	2,388,862	10,350,000	1,517,039

The Company does not allow borrowing by the employees from the Company. There are no buying/selling transactions between the employees and the Company. The employee loans were made at a time when the Company needed working capital to expand operation and the employees helped the Company by giving their loans. The loans were made at or below the then current market rate. Although we have the overall policy of not allowing related party transaction unless the Company benefits, we have no written policies and procedures for the review, approval, ratification of any related party transaction. All our directors and officers understand that they should not engage in any related party transactions and we have announced the rule to the employees of the Company a few times at different employee meetings. The Company will work with the audit committee to set up such written policies and procedures for the review, approval, ratification of any related party transaction.

            The following table sets forth all loans the Company and New Land, its subsidiary, have made with their employees during the period for which this report is provided.

Tsining (As of December 31, 2008)
First	Last		Ex rate: 6.8225
Name	Name	Amount (RMB)	Amount (USD)
Zhongbiao	Wang	200,000	29,315
Qiang	Tong	75,000	10,993
Zhiyong	Shi	160,000	23,452
Fang	Shen	140,000	20,520
Lijun	Lu	80,000	11,726
Fengrong	Jiao	330,000	48,369
Ming	Hui	70,000	10,260
Yan	Huang	30,000	4,397
Weiping	Fu	335,000	49,102
Enhu	Fan	100,000	14,657
LieXi’ang	Chen	500,000	73,287
Yongan	Chang	200,000	29,315
Yuewu	Bian	400,000	58,630
Zhongquan	Yang	370,000	54,232

Total		2,990,000	438,256

New Land (As of December 31, 2008)
First	Last		Ex rate: 6.8225
Name	Name	Amount (RMB)	Amount (USD)
Jiaqun	Zhou	100,000	14,657
Chenyang	Zhang	200,000	29,315
Ganming	Yi	200,000	29,315
Qian	Xue	150,000	21,986
Xiuqin	Wang	110,000	16,123
Shangyuan	Wan	320,000	46,904
Qiang	Tong	10,000	1,466
Xijing	Tao	300,000	43,972
Yan	Tao	130,000	19,055
Zhiyong	Shi	300,000	43,972
Fang	Shen	110,000	16,123
Junfeng	Qiao	100,000	14,657
Meng	Luo	200,000	29,315
Lijun	Lu	20,000	2,931
Runsheng	Lu	45,000	6,596
Pengfei	Liu	10,000	1,466
Wen	Liu	20,000	2,931
Jine	Li	210,000	30,781
Xuesong	Li	670,000	98,204
Lanqiu	Kang	400,000	58,630
Fengrong	Jiao	2,045,000	299,743
Yuan	Jiao	70,000	10,260
Aiguo	Fu	1,200,000	175,889
Delin	Chen	250,000	36,643
Yuewu	Bian	190,000	27,849

Total		7,360,000	1,078,783

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

We are asking our stockholders to ratify the selection of MSCM as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of MSCM to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Board may reconsider this appointment.

The Company has been advised by  MSCM that neither the firm nor any of its associates had any relationship with the Company.

Principal Accounting Fees And Services

During fiscal 2007 and 2008 our principal independent auditor was MSCM, LLP. MSCM, LLP performed the audit for the year ended December 31, 2008. Moore Stephens Wurth Frazer and Torbet, LLP reviewed for the 9 months ended September 30, 2007 and reported on the company’s financial statements for the year ended December 31, 2006.

The audit of our annual financial statement for the period ended December 31, 2008, were performed by our current principal independent auditor MSCM, LLP. The following are the services provided and the amount billed:

(a)	AUDIT FEES

The aggregate fees billed or to be billed for professional services rendered by our principal accountants for the audit of our annual financial statements for the ended December 31, 2008, 2007 and 2006 were $190,000, $160,000 and $100,000, respectively. The reviews for the financial statements included in our quarterly reports on Form 10-QSB during the fiscal years ended December 31, 2008, 2007 and 2006 were $120,000, $75,000 and $75,000, respectively.

(b)	AUDIT-RELATED FEES

We incurred $86,070 fees for the fiscal years ended December 31, 2008 and none for 2007 for assurance and related services by our principal accountant that were reasonably related to the performance of the audit or review of our financial statements, and not reported under Audit fees above.

(c)	TAX FEES

The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice, preparation and filing of tax returns and tax planning for the fiscal years ended December 31, 2008 and 2007 were $5,250 and $0, respectively.

(d)	ALL OTHER FEES

All other fees billed for the fiscal years ended December 31, 2008 and 2007 were $30,660 and $Nil, respectively.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the selection of MSCM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by Laurent Luo at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China, no later than the close of business on May 30, 2010. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.chldinc.com/chld_en/ after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

September 28, 2009	By Order of the Board of Directors

/s/ Pingji Lu
Chairman

CHINA HOUSING & LAND DEVELOPMENT, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 30, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA HOUSING & LAND DEVELOPMENT, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated September 28, 2009, and hereby constitutes and appoints Mr. Pingji Lu, the Company’s Chairman of the Board, and Mr. Xiaohong Feng, the Company’s Chief Executive Officer, or either of them acting singularly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders to be held on October 30, 2009, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors all the nominees listed below by checking the box on the right: ☐
Pingji Lu
Xiaohong Feng
Cangsang Huang
Michael Marks
Carolina Woo
Albert McLelland
Suiyin Gao

Withhold authority for any of the following by  checking the box to the left of the name:

☐	Pingji Lu
☐	Xiaohong Feng
☐	Cangsang Huang
☐	Michael Marks
☐	Carolina Woo
☐	Albert McLelland
☐	Suiyin Gao

2.	Approve the ratification of MSCM LLP, as the Company’s accountant for fiscal year 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF MSCM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED SEPTEMBER 28, 2009 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September 28, 2009, and the 2008 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2009

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Appendix A

CHINA HOUSING & LAND DEVELOPMENT, INC.

AUDIT COMMITTEE CHARTER

(as adopted on  November 8 , 2007)

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) has the oversight responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The initial members of the Committee shall be appointed by the Board and thereafter the Committee members shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall be comprised of at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Securities and Exchange Commission (the “SEC”) and applicable law.  All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.  Further, at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. The Board shall designate one member as Chair of the Committee.  The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of Nasdaq, who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholder, and the Board discloses, in the next annual meeting proxy statement (or Form 10-KSB if no proxy statement is filed) subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any such member appointed to the Committee pursuant to this exception may only serve for up to two years and may not chair the Committee.

Audit committee members shall not simultaneously serve on the audit committees of more that two other public companies.

Purpose

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Committee’s oversight responsibilities relates to (1) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, (2) the Company’s retention of its independent auditor, including oversight of the terms of their engagement and their performance, qualifications and independence and (3) the performance of the Company’s internal controls and disclosure controls.  The Committee shall prepare the report of the Committee included in the Company’s annual proxy statement as required by the SEC.  In addition, the Committee provides an avenue for communication among the independent auditor, financial management and the Board.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight.  Committee members are not full-time employees and are not performing the functions of management or auditors.  Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function and internal accounting controls.  The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements in accordance with Statement of Accounting Standards No. 100 and auditing annually management’s assessment of the effectiveness of internal control over financial reporting.  It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.  Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors.  The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest  that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall hold meetings once every fiscal quarter, or more frequently if deemed necessary or desirable by the Chair.  The Committee shall hold executive sessions of its independent members (if the Committee should have any member that is not independent) at least twice a year.  In addition, the Committee shall meet at least annually with the Company’s Chief Financial Officer and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed.  The Committee may, at its discretion, request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Committee.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities.  The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Auditor

1.	Appoint, approve audit fees for, retain and oversee the Company’s independent auditor. Review the performance and audit fee arrangements of the independent auditor at least annually.

2.
Appoint, approve audit fees for, retain and oversee any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit review or attestation services.

3.	Review and provide prior approval of all audit and non-audit services to be provided by the independent auditor.

4.
Ensure that the independent auditor prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditor and the Company addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

5.
Discuss with the independent auditor any disclosed relationships or services that may impact the quality of audit services or the objectivity and independence of the independent auditor and recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

6.
Obtain and review at least annually a report by the independent auditor describing: (a) the audit firm’s internal quality-control procedures, (b) any issues material to the Company’s audit raised (i) by the most recent internal quality-control review or peer review of the audit firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carries out by such independent auditor, and (c) any steps taken to deal with any such issues.

7.	Obtain from the independent auditor assurance that their audit of the Company’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

8.
Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

9.
Confirm that the Company’s independent auditor have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Company’s audit.

10.
When and to the extent required by the rules of the SEC, obtain and review at least annually an attestation to and a report from the Company’s independent auditor regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K, in advance of such filing.

11.
Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent auditor a timely report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to attention of the independent auditor in the course of their audit.

12.
Obtain and review a formal written statement from the independent auditor of the fees billed in each of the two prior fiscal years for (i) the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditor, in the aggregate and by each service.

13.	Monitor compliance with regulatory requirements applicable to the hiring of employees and former employees of the independent auditor.

Financial Statements, Controls and Reports

14.
Obtain, review and approve, if applicable, a timely analysis from management relating to any significant proposed or contemplated changes to the Company’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

15.
Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

16.	Review and discuss with management the annual report on internal control over financial reporting included in the Company’s Annual Report on Form 10-K.

17.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as then in effect.

18.
Periodically discuss with the independent auditor, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Company’s financial statements.

19.
Review the Company’s annual and quarterly consolidated financial statements with management and the independent auditor prior to the first public release of the Company’s financial results for such year or quarter and review any “pro forma” or “adjusted” non-GAAP information included in such release.

20.	Review the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of the filings of such report.

21.	Meet periodically with management and/or the independent auditor to:

•	Review the annual audit plans of the independent auditor;

•
Discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements, including any material audit problems, disagreements or difficulties and responses by management;

•	Understand the significant judgments made and alternatives considered in the Company’s financial reporting, including the appropriateness of the alternative ultimately chosen; and

•	Discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks.

22.
Review with the Company’s external counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Reporting and Recommendations

23.
Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report to Stockholders and on Form 10-K for filing with the SEC, or the quarterly financial statements be included in the Company’s Quarterly Reports on Form 10-Q.

24.	Prepare any report of the Committee, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement for its annual meeting.

25.	Maintain minutes or other records of meetings and activities of the Committee.

26.
Report the Committee’s activities to the Board on a regular basis (in no event less than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

27.
Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28.
Review, administer and approve (a) any change in or waiver to the Company’s code of ethics for its principal executive and senior financial officers and (b) any disclosure made on Form 8-K regarding any such change or waiver.

29.
Review and provide prior approval of all transactions or arrangements required to be disclosed pursuant to SEC Regulation S-K, Item 404, between the Company and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

30.
Discuss with management and/or the independent auditor as appropriate, any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

31.
Request assurances from management, and the Company’s internal auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

32.
Consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company reported to the Committee by any attorney employed by or performing legal services for the Company.

33.	Take such other actions as the Committee or the Board may deem necessary or appropriate.

34.	Review the Committee’s performance of all of its duties on at least an annual basis.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, independent auditor or other experts, as it deems or appropriate, without seeking the approval of the Board or management.

The Committee shall have appropriate funding as determined by the Committee, in its capacity as a committee of the Board, for payment of:

1.
compensation to the independent auditor and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisers employed by the Committee; and

3.	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee.  Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present.  A quorum shall consist of at least 50% of the members of the Committee.

Appendix B

CHINA HOUSING & LAND DEVELOPMENT, INC.

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

(as adopted on  November 8 , 2007)

The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) shall have the responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The Committee shall be comprised of at least three “independent” directors as defined by the Nasdaq Stock Market, Inc. (“Nasdaq”).  The initial members of the Committee shall be appointed by the Board.  Candidates to fill subsequent vacancies on the Committee shall be appointed by the Board based upon nominations made by the Committee.  The Board shall designate one member as Chair of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Notwithstanding the foregoing, if the Committee is comprised of at least three members, one director who is not independent (as defined in the Nasdaq Rules) and is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement, or Form 10-K if no proxy statement is filed, subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any such member appointed to the Committee pursuant to this exception may only serve up to two years.

Purpose

The primary purposes of the Committee are to:

•	identify qualified candidates to become Board members;

•
select or recommend to the Board the individuals to be nominated for election as directors at any meeting of stockholders called for such purpose and the persons to be elected by the Board to fill any vacancies on the Board;

•	oversee the evaluation of the Board; and

•	review annually the Company’s Corporate Governance Guidelines (the “Guidelines”) adopted by the Board.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Chair deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote.  The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be necessary or appropriate.  Notwithstanding the foregoing, the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

Duties and Powers

1.
Except where the Company is legally required by contract, by law or otherwise to provide third parties with the right to nominate directors, the Committee shall be responsible for selecting or recommending to the Board (or directly to the stockholders) the nominees for election as directors at any meeting of stockholders called to that purposes and the persons to be elected by the Board to fill any vacancies on the Board (including any vacancy created by an increase in the size of the board).  In making such selections or recommendations, the Committee shall consider candidates proposed by stockholders.  The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2.
The Board’s criteria for selecting directors are as set forth in the Guidelines.  The Committee shall use such criteria and the principles set forth in the Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

3.
In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, the Committee shall select or make a recommendation to the Board (or directly to the stockholders) as to the class of directors in which the individual should service.

4.
The Committee shall be responsible for selecting or recommending to the Board the directors to be appointed to each committee of the Board.  In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the Board, and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistence of the candidates’ experience with the goals of the committees.

5.	The Committee shall review the Guidelines at least once a year.
6.	The Committee shall assist management in the preparation of the disclosure in the Company’s annual proxy statement regarding the operations of the Committee.

7.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

8.	The Committee shall oversee the Board in the Board’s annual review of its performance and will make appropriate recommendations to improve performance.

9.
The Committee shall report the Committee’s activities to the Board on a regular basis (in no event less frequently than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

10.
The Committee shall review the Committee’s performance of all of its duties on an annual basis and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee.  The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

11.	The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Resources and Authority

The Committee shall have the resources and authority as are appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of search firms, special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present.  A quorum shall consist of at least 50% of the members of the Committee.

Appendix C

CHINA HOUSING & LAND DEVELOPMENT, INC.

COMPENSATION COMMITTEE CHARTER

(as adopted on   November 8 , 2007)

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) shall have the responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The Committee shall be comprised of at least three “independent” directors as defined by the Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable law, including at least two such directors who constitute “outside directors” within the meaning of Internal Revenue Code Section 162(m) and “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The initial members of the Committee shall be appointed by the Board and thereafter the Committee members shall be appointed annually by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.  The Board shall designate one member as Chair of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Notwithstanding the foregoing, if the Committee is comprised of at least three members, one director who is not independent (as defined in the Nasdaq rules) and is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement, or Form 10-K if no proxy statement is filed, subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any member appointed to the Committee pursuant to this exception may only serve up to two years.

Purpose

The Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and produces an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests.  The Committee shall ensure that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Chair deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote.  The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate.  Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

Duties and Powers

The Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to compensation and benefits. The following shall be the principal recurring functions of the Committee in carrying out its responsibilities:

•	The Committee shall, at least annually, review the compensation philosophy of the Company.

•
Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine, or recommend to the Board for determination, the level of the Chief Executive Officer’s compensation based upon this evaluation.  The Chief Executives Officer may not be present during such evaluation and deliberation.  The Committee shall have sole authority to determine the Chief Executive Officer’s compensation.

•	Determine, or recommend to the Board for determination, the base and incentive compensation of the other executive officers and senior officers of the Company with a rank of Vice President or above.

•	Make recommendations to the Board with respect to equity-based compensation plans.

•	Administer the Company’s stock option, stock incentive, and other stock compensation plans as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•
Approve any issuance under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plans or parallel nonqualified plans pursuant to which a director, officer, employee or consultant will acquire stock or options.

•
Approve any issuance under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual’s entering into employment with the Company, will acquire stock or options.

•
In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•
Review, approve or make recommendations on executive employment agreements or any severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

•	Prepare the annual report of the Compensation Committee on Executive Compensation required to be included in the proxy statement for the Company’s annual meeting of stockholders.

•	Review periodically the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

•	Determine the Company’s policy with respect to change of control or “parachute” payments.

•	Maintain minutes or other records of meetings and activities of the Committee.

•
Report the Committee’s activities to the Board on a regular basis (in no event less frequently than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

•
Review the Committee’s performance of all of its duties on at least an annual basis and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee.  The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Resources and Authority

The Committee shall have such resources and authority as are appropriate to discharge its responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the sole authority to select, retain and terminate any compensation consultant or expert hired to assist in the evaluation of Chief Executive Officer, executive or senior officer or director compensation.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members.  In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.